UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported:  November 8, 2007

APA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-16106	41-1347235
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5480 Suite 120 Nathan Lane North, Plymouth, MN	55442
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (763) 476-6866

(Former name, former address and former fiscal year, if changed since last report):NA

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e)	Compensatory Arrangements of Certain Officers

On November 8, 2007, our Board of Directors adopted the recommendations of the Compensation Committee for the fiscal year beginning October 1, 2007 for Cheryl Beranek Podzimek, the president and chief executive officer of the Company.

Ms. Podzimek's salary has been set at $185,000 effective January 1, 2008 (a 23% increase over her salary for the fiscal year 2007).  Ms. Podzimek was awarded a bonus of $38,000 for the six months ended September 30, 2007 in accordance with a prior approved plan. The Board also approved a bonus plan for the year 2008 for Ms. Podzimek consistent with the previous year which was $5,000 a quarter plus 50% of her annual salary. Goals and metrics to measure the CEO’s performance will be established by the Board of Directors at a later date. In addition the board awarded Ms. Podzimek 150,000 incentive stock options at a price of $1.09 per share. The options become exercisable in five equal annual installments commencing one year after the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 09, 2007	APA ENTERPRISES, INC.

	By	/s/ Cheryl Beranek Podzimek
Cheryl Beranek Podzimek, Chief Executive Officer (Principal Executive Officer) and authorized signatory